EXHIBIT 4.1

                      AMENDMENT NO. 6 TO CREDIT AGREEMENT

         THIS AMENDMENT NO 6 ("Amendment") is made as of February 9, 1996 by and among ROBBINS & MYERS, INC. and its subsidiaries listed on the signature pages hereto ("Borrowers"), BANK ONE, DAYTON, NA and NATIONAL CITY BANK, COLUMBUS, as Banks ("Banks"), and BANK ONE, DAYTON, NA, as agent for Banks ("Agent"), under the following circumstances:

         A. Borrowers, Banks and Agent entered into a Credit Agreement dated as of June 24, 1994, as subsequently amended by Amendments No. 1 through 5 (as so amended, the "Credit Agreement").

         B. Borrowers, Bank and Agent now desire to further amend the Credit Agreement in certain respects.

         NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

A. CAPITALIZED TERMS. Capitalized terms used and not otherwise defined herein are used with the meaning set forth in the Credit Agreement.

B. AMENDMENT TO SECTION 2.1 OF THE CREDIT AGREEMENT. Section 2.1(b) of the Credit Agreement hereby is amended in its entirety to read as follows:

         Bank                          Commitment                   Pro Rata
         ----                          ----------                   --------
Share
- -----
Bank One, Dayton, NA                  $30,667,500                        58%
National City Bank, Columbus          $22,207,500                        42%
Total Revolving Credit                $52,875,000                       100%
     Commitment

The total Revolving Credit Commitment shall be increased to the amounts hereinafter set forth on the dates indicated, as installments due under the Term Loan on such dates are paid in full:

                                                   Total Revolving Credit
         Date of Increase                          Commitment after Increase
         ----------------                          -------------------------
         February 29, 1996                               $54,000,000
         May 31, 1996                                    $55,125,000
         August 31, 1996                                 $56,250,000

The total Revolving Credit Commitment shall be reduced to the amounts hereinafter set forth on the dates indicated:

                                                   Total Revolving Credit
         Date of Reduction                         Commitment after Reduction
         -----------------                         --------------------------
         December 1, 1996                                $48,000,000
         March 1, 1997                                   $45,000,000
         March 1, 1998                                   $41,000,000
         March 1, 1999                                   $36,000,000
         March 1, 2000                                   $35,000,000

C.       AMENDMENT TO SECTION 7.16 HEREBY IS - MINIMUM TANGIBLE CAPITAL BASE.
Section 7.16 of the Credit Agreement is amended in its entirety to read as follows:

         At the end of the following fiscal quarters of Parent, Borrowers and Subsidiaries shall maintain a minimum Tangible Capital Base on a Consolidated basis of at least the minimum amounts hereinafter set forth:

Fiscal Quarters Ending                                         Minimum Amount
- ----------------------                                         --------------
Prior to August 31, 1996                                         $12,000,000

As of August 31, 1996
through November 30, 1996                                        $12,000,000

As of February 28, 1997
through May 31, 1998                                             $21,000,000

As of August 31, 1998
through May 31, 1999                                             $30,000,000

As of August 31, 1999
through May 31, 2000                                             $39,000,000

As of August 31, 2000
through May 31, 2001                                             $48,000,000

As of August 31, 2001

and thereafter                                                   $57,000,000

D. AMENDMENT TO SECTION 7.17 - LEVERAGE RATIO. Section 7.17 of the Credit Agreement hereby is amended in its entirety to read as follow:

At the end of each fiscal quarter of Parent during the following fiscal years, the ratio of the outstanding indebtedness of Borrowers and Subsidiaries (but excluding liabilities for undrawn Letters of Credit) to the Tangible Capital Base of Borrowers and Subsidiaries, all on a Consolidated basis, shall not exceed the following:

         Fiscal Quarters Ending                                 Maximum Ratio
         ----------------------                                 -------------
         Prior to August 31, 1996                                  15.50:1

         As of August 31, 1996
         through November 30, 1996                                 15.50:1

         As of February 28, 1997
         through May 31, 1998                                       9.00:1

         As of August 31, 1998
         through May 31, 1999                                       5.85:1

         As of August 31, 1999
         through May 31, 2000                                       4.50:1

         As of August 31, 2000
         through May 31, 2001                                       3.75:1

         As of August 31, 2001
         and thereafter                                             3.00:1

E. AMENDMENT TO DEFINITION OF "TANGIBLE CAPITAL BASE". The definition of "Tangible Capital Base" set forth in Exhibit 1.1 to the Credit Agreement hereby is amended in its entirety to read as follows:

                  "TANGIBLE CAPITAL BASE" means the sum of (i) the

         Tangible Net Worth of Borrowers, plus (ii) the amount of all Subordinated Indebtedness, excluding any discount of the principal amount of the Subordinated Notes, plus (iii) during the following periods, the amounts indicated below:

                  Period                            Additional Amount
                  ------                            -----------------
         Prior to August 31, 1996                        $32,550,000

         As of August 31, 1996
         through November 30, 1996                       $32,550,000

         As of February 28, 1997
         through May 31, 1998                            $30,550,000

         As of August 31, 1998
         through May 31, 1999                            $10,000,000

         As of August 31, 1999
         through May 31, 2000                            $ 6,000,000

         As of August 31, 2000
         through May 31, 2001                            $ 1,000,000

         Thereafter                                                0

F. OTHER FEES AND EXPENSES RELATING TO AMENDMENT TO CREDIT AGREEMENT. Borrowers shall pay all fees and expenses of Agent and Banks, including the fees and expenses of counsel to the Agent and each Bank relating to the preparation of and closing upon this Amendment to Credit Agreement.

G. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into this Amendment No. 6, the Borrowers hereby represent and warrant that they are in full compliance with all of their duties and obligations under the Credit Agreement as amended hereby.

H.       FURTHER AGREEMENTS.

         1. The execution and delivery of this Amendment is not intended to discharge any obligation of the

                  Borrowers due to the banks under the Credit Agreement.

         2. There is no novation by the execution and delivery of this Amendment.

         3. All the terms and conditions contained in the Credit Agreement and all documents executed in accordance therewith, except as expressly modified herein, shall continue unchanged and remain in full force and effect.

         4. This Amendment shall become effective when it has been executed by the Agent, Banks and Borrowers.

         5. This Amendment shall be considered an integral part of the Credit Agreement, and all references to the Credit Agreement in the Credit Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed by this Amendment.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

                                                    ROBBINS & MYERS, INC.

                                                    By:
                                                       -------------------------

                                                    Its
                                                       -------------------------


                                                    CHEMINEER, INC.

                                                    By:
                                                       -------------------------

                                                    Its
                                                       -------------------------

                                                    PFAUDLER, INC.,
                                                    (formerly Pfaudler United
                                                    States, Inc.)

                                                    By:
                                                       -------------------------
                                       16

                                                    Its
                                                       -------------------------

                                                    EDLON, INC. (formerly Edlon
                                                    Products, Inc.)

                                                    By:
                                                       -------------------------

                                                    Its
                                                       -------------------------



                                                    BANK ONE, DAYTON, NA, as
                                                    Agent

                                                    By:
                                                       -------------------------

                                                    Its
                                                       -------------------------

                                                    NATIONAL CITY BANK,
                                                    COLUMBUS

                                                    By:
                                                       -------------------------

                                                    Its
                                                       -------------------------


                                                    BANK ONE, DAYTON, NA as a
                                                    Bank

                                                    By:
                                                       -------------------------

                                                    Its
                                                       -------------------------

                      AMENDMENT NO. 7 TO CREDIT AGREEMENT

         THIS AMENDMENT NO 7 ("Amendment") is made as of April 16, 1996 by and among ROBBINS & MYERS, INC. and its subsidiaries listed on the signature pages hereto ("Borrowers"), BANK ONE, DAYTON, NA and NATIONAL CITY BANK, COLUMBUS, as Banks ("Banks"), and BANK ONE, DAYTON, NA, as agent for Banks ("Agent"), under the following circumstances:

         A. Borrowers, Banks and Agent entered into a Credit Agreement dated as of June 24, 1994, as subsequently amended by Amendments No. 1 through 6 (as so amended, the "Credit Agreement").

         B. Borrowers, Bank and Agent now desire to further amend the Credit Agreement in certain respects.

         NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

A. CAPITALIZED TERMS. Capitalized terms used and not otherwise defined herein are used with the meaning set forth in the Credit Agreement.

B. AMENDMENT TO SECTION 2.1 OF THE CREDIT AGREEMENT. Section 2.1(b) of the Credit Agreement hereby is amended in its entirety to read as follows:

         Bank                          Commitment              Pro Rata Share
         ----                          ----------              --------------
Bank One, Dayton, NA                  $38,135,000                    58%
National City Bank, Columbus          $27,615,000                    42%
Total Revolving Credit                $65,750,000                   100%
     Commitment

The total Revolving Credit Commitment shall be reduced to the amounts hereinafter set forth on the dates indicated:

                                       Total Revolving Credit
         Date of Reduction             Commitment after Reduction
         -----------------             --------------------------
         September 1, 1997                  $59,250,000
         March 1, 1998                      $41,000,000
         March 1, 1999                      $36,000,000
         March 1, 2000                      $35,000,000

C. DEFERRAL OF PRINCIPAL PAYMENTS ON THE TERM NOTES. Notwithstanding the provisions of Section 3.1 of the Credit Agreement, no installment of principal shall be due and payable with respect to the Term Notes during the period from May 31, 1996 through August 31, 1997. On September 1, 1997, Borrowers shall make a principal payment with respect to the Term Notes in the aggregate amount of $5,250,000, and thereafter principal payments again shall be due and payable with respect to the Term Notes in accordance with the schedule set forth in Section 3.1 of the Credit Agreement.

E. AMENDMENT TO SECTION 8.5 OF THE CREDIT AGREEMENT. Section 8.5 of the Credit Agreement hereby is amended in its entirety to read as follows:

         "8.5 CONTINGENT LIABILITIES. No Borrower shall assume, guarantee, indorse contingently agree to purchase or otherwise become liable upon the obligation of any other Person except another Borrower (the foregoing being "Contingent Liabilities"), or permit any Subsidiary so to do, except by the indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and except for such Contingent Liabilities as would constitute an Investment permitted under Section 8.9."

F. AMENDMENT TO SECTION 8.9 OF THE CREDIT AGREEMENT. Section 8.9 of the Credit Agreement hereby is amended to add the following new subparagraph (f) and to reletter existing subparagraphs (f) and (g) as (g) and (h), respectively:

         "(f) Investments which are Contingent Liabilities incurred for the benefit of one or more Subsidiaries in a maximum amount not to exceed $5,000,000 in the aggregate."

G. RELEASE OF SECURITY INTEREST. Bank's security interest in the assets of Borrowers shall cease and terminate at such time as (a) no Default or Event of Default exists, and (b) Borrowers furnish to Banks financial statements and the accompanying certificate pursuant to Section 7.7 of the Credit Agreement showing that, as of the end of the period covered by such financial statements, all of the following were satisfied:

                  (i)   the Interest Coverage Ratio was greater than 4.75:1;

                  (ii)  the Funded Indebtedness Ratio was less than .45:1; and

                  (iii) the Tangible Capital Base was greater than $60,000,000.

H. FEE FOR INCREASE IN TOTAL REVOLVING CREDIT COMMITMENT. At the closing of this Amendment, Borrowers shall pay to Agent for the pro rata accounts of the Banks (based upon each Bank's Pro Rata Share) a non-refundable fee of $14,688 (.125% of the amount of the increase in the Total Revolving Credit Commitment effected by this Amendment).

I. OTHER FEES AND EXPENSES RELATING TO AMENDMENT TO CREDIT AGREEMENT. Borrowers shall pay all fees and expenses of Agent and Banks, including the fees and expenses of counsel to the Agent and each Bank relating to the preparation of and closing upon this Amendment to Credit Agreement.

J. CONDITIONS FOR CLOSING. The Bank's obligation to execute and close upon this Amendment shall be contingent upon delivery of the following in form and substance satisfactory to the Agent:

                  (i) Amended Substitute Revolving Credit Notes payable to the respective Banks in the form attached to this Amendment; and

                  (ii) Certified copy of corporate resolution(s) of Robbins & Myers, Inc. authorizing the Borrowers to enter into this Amendment.

K. REPRESENTATION AND WARRANTY. In order to induce the Banks to enter into this Amendment No. 7, the Borrowers hereby represent and warrant that: (i) they are in full compliance with all of their duties and obligations under the Credit Agreement as amended hereby; (ii) all of the representations and warranties contained in Sections 6.6, 6.9 and 6.21 of the Credit Agreement are true and correct as of the date of this Amendment; and (iii) all information furnished to the Banks in writing in connection with this Amendment is true and correct as of the date of this Amendment.

L.       FURTHER AGREEMENTS.

         1. The execution and delivery of this Amendment is not intended to discharge any obligation of the Borrowers due to the banks under the Credit Agreement.

         2. There is no novation by the execution and delivery of this Amendment.

         3. All the terms and conditions contained in the Credit Agreement and all documents executed in accordance therewith, except as expressly modified herein, shall continue unchanged and remain in full force and effect.

         4. This Amendment shall become effective when it has been executed by the Agent, Banks and Borrowers.

         5. This Amendment shall be considered an integral part of the Credit Agreement, and all references to the Credit Agreement in the Credit Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed by this Amendment.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

                                               ROBBINS & MYERS, INC.

                                               By:
                                                    -------------------------

                                               Its
                                                    -------------------------

                                               CHEMINEER, INC.

                                               By:
                                                    -------------------------

                                               Its
                                                    -------------------------


                                               PFAUDLER, INC.,
                                               (formerly Pfaudler United
                                               States, Inc.)

                                               By:
                                                    -------------------------
                                               Its
                                                    -------------------------


                                               EDLON, INC. (formerly Edlon
                                               Products, Inc.)

                                               By:
                                                    -------------------------
                                               Its
                                                    -------------------------



                                               BANK ONE, DAYTON, NA, as Agent

                                               By:
                                                    -------------------------
                                               Its
                                                    -------------------------


                                               NATIONAL CITY BANK, COLUMBUS

                                               By:
                                                    -------------------------

                                               Its
                                                    -------------------------



                                               BANK ONE, DAYTON, NA as a Bank

                                               By:
                                                    -------------------------
                                               Its
                                                    -------------------------

                               AMENDED SUBSTITUTE
                             REVOLVING CREDIT NOTE

$38,135,000                                                        Dayton, Ohio
                                                                  April 3, 1996

         FOR VALUE RECEIVED, ROBBINS & MYERS, INC., CHEMINEER, INC., PFAUDLER (UNITED STATES), INC. AND EDLON PRODUCTS, INC. ( the "Borrowers"), jointly and severally promise to pay to the order of BANK ONE, DAYTON, NA ("Bank") in lawful money of the United States of America, the principal sum of THIRTY-EIGHT MILLION ONE HUNDRED THIRTY-FIVE THOUSAND AND NO/100 Dollars ($38,135,000) or such lesser unpaid principal amount as may be advanced by the Bank pursuant to the terms of the Credit Agreement and dated as of June 24, 1994, by and among Borrowers, Bank One, Dayton, NA as Agent, and Bank One Dayton, NA and National City Bank, Columbus as Banks, as the same may be amended from time to time
(the "Agreement"). The principal balance hereof outstanding from time to time shall bear interest as set forth in the Agreement.

         The principal amount of each loan made by Bank and the amount of each prepayment made by the Borrowers shall be recorded by Bank on the schedule attached hereto or in the regularly maintained data processing records of Bank. The aggregate unpaid principal amount of all loans set forth in such schedule or in such records shall be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Bank to make any such entry shall not limit or otherwise affect Borrowers' obligations under this Note or the Agreement.

         This Note is the Revolving Credit Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms, of the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the rate specified herein during such extension period.

         In no event shall the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce the amounts due to Bank from the Borrowers under this Note, other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are not such amounts outstanding, Bank shall refund to Borrowers such excess.

         Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, are hereby waived by Borrowers.

         Payments are to be made by noon on the due date at the office of Bank One, Dayton, NA, Kettering Tower, P.O. Box 1103, Dayton, OH 45403-1103. All payments are to be made in immediately available funds by electronic debit against Borrowers' designated account at said bank.

         This Note is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regard to principles of conflict of laws. Each Borrower agrees that the State and federal courts in Montgomery County, Ohio or any other court in which Agent initiates proceedings have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrowers at the address described in the Notices section of the Agreement. EACH BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

         This Note may not be changed orally, but only by an instrument in writing.

                                           ROBBINS & MYERS, INC.

                                           By:
                                                -------------------------

                                           Its:
                                                -------------------------


                                           CHEMINEER, INC.

                                           By:
                                                -------------------------
                                           Its:
                                                -------------------------



                                           PFAUDLER, INC.
                                           (formerly Pfaudler (United States),
                                           Inc.)

                                           By:
                                                -------------------------
                                           Its:
                                                -------------------------



                                           EDLON PRODUCTS, INC.

                                           By:
                                                -------------------------
                                           Its:
                                                -------------------------

                               AMENDED SUBSTITUTE
                             REVOLVING CREDIT NOTE
                             ---------------------

$27,615,000                                                         Dayton, Ohio
                                                                   April 3, 1996


         FOR VALUE RECEIVED, ROBBINS & MYERS, INC., CHEMINEER, INC., PFAUDLER (UNITED STATES), INC. AND EDLON PRODUCTS, INC. ( the "Borrowers"), jointly and severally promise to pay to the order of NATIONAL CITY BANK, COLUMBUS ("Bank") in lawful money of the United States of America, the principal sum of TWENTY-SEVEN MILLION SIX HUNDRED FIFTEEN THOUSAND AND NO/100 Dollars ($27,615,000) or such lesser unpaid principal amount as may be advanced by the Bank pursuant to the terms of the Credit Agreement and dated as of June 24, 1994, by and among Borrowers, Bank One, Dayton, NA as Agent, and Bank One Dayton, NA and National City Bank, Columbus as Banks, as the same may be amended from time to time (the "Agreement"). The principal balance hereof outstanding from time to time shall bear interest as set forth in the Agreement.

         The principal amount of each loan made by Bank and the amount of each prepayment made by the Borrowers shall be recorded by Bank on the schedule attached hereto or in the regularly maintained data processing records of Bank. The aggregate unpaid principal amount of all loans set forth in such schedule or in such records shall be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Bank to make any such entry shall not limit or otherwise affect Borrowers' obligations under this Note or the Agreement.

         This Note is the Revolving Credit Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms, of the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the rate specified herein during such extension period.

         In no event shall the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce the amounts due to Bank from the Borrowers under this Note, other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are not such amounts outstanding, Bank shall refund to Borrowers such excess.

         Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, are hereby waived by Borrowers.

         Payments are to be made by noon on the due date at the office of Bank One, Dayton, NA, Kettering Tower, P.O. Box 1103, Dayton, OH 45403-1103. All payments are to be made in immediately available funds by electronic debit against Borrowers' designated account at said bank.

         This Note is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regard to principles of conflict of laws. Each Borrower agrees that the State and federal courts in Montgomery County, Ohio or any other court in which Agent initiates proceedings have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrowers at the address described in the Notices section of the Agreement. EACH BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

         This Note may not be changed orally, but only by an instrument in writing.

                                             ROBBINS & MYERS, INC.

                                             By:
                                                ----------------------
                                             Its:
                                                ----------------------


                                             CHEMINEER, INC.

                                             By:
                                                ----------------------
                                             Its:
                                                ----------------------



                                             PFAUDLER, INC.
                                             (formerly Pfaudler (United States),
                                             Inc.

                                             By:
                                                ----------------------
                                             Its:
                                                ----------------------


                                             EDLON PRODUCTS, INC.

                                             By:
                                                ----------------------
                                             Its:
                                                ----------------------

dan2730.skc

                                      -2-